Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER GAS SERVICES LP
        777 West Rosedale Street
Fort Worth, TX  76104
www.kgslp.com

Quicksilver Gas Services Reports First-Quarter 2008 Results

FORT WORTH, TEXAS (May 7, 2008) – Quicksilver Gas Services LP (NYSE Arca: KGS) today reported net income for the first quarter of 2008 of $2.9 million ($.12 per limited partner unit – diluted), more than a three-fold increase as compared to net income of $0.8 million in the prior-year period.

Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, was $8.4 million for the first quarter of 2008, as compared with $2.2 million in the first quarter of 2007.

First-Quarter 2008 Highlights

•	Increased quarterly cash distribution 5% to $.315 per unit
•	Increased average gathered volumes to nearly 160 MMcf per day; up 161% versus the prior-year quarter
•	Increased average processed volumes to approximately 134 MMcf per day; up 149% versus the prior-year quarter
•	Connected 34 new wells to the gathering system
•	Connected nearly 27 miles of gathering infrastructure

“The rapid ramp-up in total volumes gathered and processed through our system has resulted in significant increases to our net income and distributable cash flow,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “We expect to realize further growth throughout 2008 as producers in the Fort Worth Basin continue development of the Barnett Shale in this area.  Through organic expansion of our gathering and processing infrastructure, Quicksilver Gas Services is preparing to meet the increasing need for midstream services in this world-class basin.”

Capital expenditures for the first quarter of 2008 totaled $32.7 million, including $0.5 million for maintenance capital and the remainder for organic growth projects.  Expenditures during the quarter included the connection of approximately 27 miles of gathering lines and 34 new wells to the gathering system as well as continued construction of a new processing facility that is expected to become operational during the first quarter of 2009 and increase processing capacity by 125 million cubic feet (MMcf) per day.

For the first quarter of 2008, the unit distribution rate was increased 5% to $.315 by the company’s general partner.  The first-quarter distribution will be paid May 15, 2008 on all units to holders of record as of the close of business April 30, 2008.

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Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the first-quarter 2008 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 39782113, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 39782113.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measure of EBITDA.  The accompanying schedules provide a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statement
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; the effects of existing and future laws and governmental regulations; and the effects of future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to

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update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 08-05

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data − Unaudited

	Three Months Ended March 31,
	2008	2007
Revenues
Gathering and transportation revenue - parent	$6,477	$2,411
Gathering and transportation revenue	820	191
Gas processing revenue - parent	6,820	2,503
Gas processing revenue	843	267
Other revenue - parent	225	-
Total revenues	15,185	5,372

Expenses
Operations and maintenance - parent	4,950	2,717
General and administrative - parent	1,817	496
Depreciation and accretion	3,156	1,295
Total expenses	9,923	4,508

Operating income	5,262	864

Other income	5	12
Interest expense	2,418	-

Income before income taxes	2,849	876

Income tax (benefit) provision	(35)	41

Net income	$2,884	$835

General partner interest in net income	$56
Common and subordinated unitholders’ interest in net income	$2,828
Earnings per common and subordinated unit - basic	$0.12
Earnings per common and subordinated unit - diluted	$0.12
Weighted average number of common and subordinated units outstanding:
Basic	23,783
Diluted	23,924

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	March 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$237	$1,125
Trade accounts receivable	1,133	882
Accounts receivable from parent	-	800
Prepaid expenses and other current assets	579	690
Total current assets	1,949	3,497

Property, plant and equipment, net	321,819	273,948

Other assets	1,198	965
	$324,966	$278,410

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current portion of note payable to parent	$1,100	$1,100
Accounts payable to parent	105	-
Accrued additions to property, plant and equipment	18,667	23,624
Accounts payable and other	2,690	2,700
Total current liabilities	22,562	27,424

Long-term debt	31,500	5,000
Note payable to parent	51,091	50,569
Repurchase obligations to parent	110,743	82,251
Asset retirement obligations	2,975	2,793
Deferred income tax liability	22	173

Partners' Capital
Common unitholders (12,269,714 and 12,263,625 units issued and outstanding at March 31, 2008 and December 31, 2007, respectively)	107,872	109,830
Subordinated unitholders (11,513,625 units issued and outstanding at March 31, 2008 and December 31, 2007)	(1,729)	356
General Partner	(70)	14
Total partners' capital	106,073	110,200
	$324,966	$278,410

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands – Unaudited

	Three Months Ended March 31,
	2008	2007
Operating activities:
Net income	$2,884	$835
Items included in net income not affecting cash
Depreciation	3,115	1,287
Accretion of asset retirement obligation	41	8
Deferred income taxes	(151)	41
Equity-based compensation	267	-
Amortization of debt issuance costs	52	-
Amortization of other current assets	140	-
Non-cash interest expense on repurchase obligations to parent	1,434	-
Non-cash interest expense on note payable to parent	797	-
Changes in assets and liabilities
Accounts receivable	(251)	(204)
Prepaid expenses and other current assets	(29)	(326)
Accounts receivable from parent	4,557	-
Accounts payable and other	(10)	118
Net cash provided by operating activities	12,846	1,759

Investing activities:
Additions to property, plant and equipment	(32,681)	(23,702)
Net cash used in investing activities	(32,681)	(23,702)

Financing activities:
Proceeds from revolving credit facility borrowings	26,500	-
Repayment of subordinated note to parent	(275)	-
Issuance costs of equity units paid	(3)	-
Contributions by parent	-	21,955
Contributions by other partners	-	167
Distributions to unitholders	(7,275)	-
Net cash provided by financing activities	18,947	22,122

Net (decrease) increase in cash	(888)	179

Cash at beginning of period	1,125	2,797

Cash at end of period	$237	$2,976

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended March 31,
	2008	2007

Volume Data:
Volumes gathered (MMcf)	14,551	5,518
Volumes processed (MMcf)	12,156	4,830

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
ADJUSTED GROSS MARGIN AND EBITDA
In thousands - Unaudited

	Three Months Ended March 31,
	2008	2007

Total revenues	$15,185	$5,372
Operations and maintenance expense	4,950	2,717
General and administrative expense	1,817	496
Adjusted gross margin	8,418	2,159

Other income	5	12
EBITDA	8,423	2,171
Depreciation and accretion expense	3,156	1,295
Operating income	5,267	876
Interest expense	2,418	-
Income tax (benefit) provision	(35)	41
Net income	$2,884	$835

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